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                                                                      EXHIBIT 12

                            GEORGIA GULF CORPORATION
                       STATEMENT RE COMPUTATION OF RATIOS
                                 (IN THOUSANDS)


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
                                                                                       NINE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                               ----------------------------------------------------   -------------------
         DESCRIPTION             1990       1991       1992       1993       1994       1994       1995
-----------------------------  --------   --------   --------   --------   --------   --------   --------
                                                                                          (UNAUDITED)
Interest expense, which
  includes amortization of
  debt issuance costs........  $ 63,161   $ 80,772   $ 61,216   $ 44,779   $ 37,557   $ 28,663   $ 20,795
Plus capitalized interest....       741        499        560        367      1,842      1,100        944
Interest portion of operating
  rental expense.............     3,287      4,169      4,737      4,495      3,930      2,896      3,355
                               --------   --------   --------   --------   --------   --------   --------
    Fixed charges............    67,189     85,440     66,513     49,641     43,329     32,659     25,094
                               --------   --------   --------   --------   --------   --------   --------
Earnings before income
  taxes......................   150,044     90,255     67,683     65,788    192,778    100,495    252,728
Capitalized interest.........      (741)      (499)      (560)      (367)    (1,842)    (1,100)      (944)
                               --------   --------   --------   --------   --------   --------   --------
Adjusted earnings............   149,303     89,756     67,123     65,421    190,936     99,395    251,784
                               --------   --------   --------   --------   --------   --------   --------
    Earnings before fixed
      charges and income
      taxes..................  $216,492   $175,196   $133,636   $115,062   $234,265   $132,054   $276,878
                               ========   ========   ========   ========   ========   ========   ========
Ratio of earnings to fixed
  charges....................       3.2x       2.1x       2.0x       2.3x       5.4x       4.0x      11.0x
                               ========   ========   ========   ========   ========   ========   ========
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